Exhibit 21.1
SUBSIDIARIES OF
PLAINS GP HOLDINGS, L.P.
(As of 12/31/2025)

Subsidiary	Jurisdiction of Organization
Advantage Pipeline LLC	Texas
Alpha Crude Holdings LLC	Delaware
Aurora Pipeline Company Ltd.	Canada
Bakersfield Crude Terminal LLC	Delaware
Black Knight Midstream, LLC	Delaware
Cactus II Pipeline LLC	Delaware
Cactus III Crude Holdings GP, LLC	Delaware
Cactus III Crude Holdings, LP	Delaware
Cactus III Crude Services, L.P.	Delaware
Cactus III Crude Marketing, LP	Delaware
Cactus III Crude Pipeline, LP	Delaware
Cactus III Crude Terminal Company, LP	Delaware
Cactus III Pipeline Company, LP	Delaware
Capline Pipeline Company LLC	Delaware
Cheyenne Pipeline LLC	Texas
Eagle Ford Crude Terminal LLC	Delaware
FM Gathering LLC	Delaware
Kern-Southland Energy Link LLC	Delaware
M2 Crude Oil Holdings, LLC	Texas
MDE 2 Holdings, LLC	Delaware
MDE Energy Solutions, LLC	Texas
MDE Midstream 2, LLC	Delaware
MDE Midstream, LLC	Texas
MDE Midstream Services, LLC	Delaware
MDE Pipeline Logistics, LLC	Texas
Midway Pipeline LLC	Delaware
Niobrara Crude Terminal LLC	Delaware
OMOG JV Holdings LLC	Delaware
OMOG JV LLC	Delaware
Oryx Delaware Oil Transport LLC	Delaware
Oryx Midland Oil Gathering LLC	Texas
Oryx Midland Oil Marketing LLC	Delaware
Oryx Midstream Holdings LLC	Delaware
Oryx Wink Oil Pipeline LLC	Delaware
PAA Finance Corp.	Delaware
PAA GP LLC	Delaware
PAA Luxembourg S.a.r.l.	Luxembourg
PAA Midstream LLC	Delaware
PAA Natural Gas Storage, L.P.	Delaware
PAA Service Corp.	Texas
PAA/Vulcan Gas Storage, LLC	Delaware
Pacific Pipeline System LLC	Delaware
Plains AAP, L.P.	Delaware
Plains All American Emergency Relief Fund, Inc.	Texas
Plains All American GP LLC	Delaware

Subsidiary	Jurisdiction of Organization
Plains All American Pipeline, L.P.	Delaware
Plains BK Holdco LLC	Delaware
Plains Canada Liquid Pipelines ULC	British Columbia
Plains Capline LLC	Delaware
Plains Eagle Ford Energy LLC	Texas
Plains Eagle Ford Gas LLC	Texas
Plains EF Holdings LLC	Delaware
Plains Gas Solutions, LLC	Texas
Plains GP LLC	Texas
Plains LPG Services CA LLC	Texas
Plains LPG Services GP LLC	Delaware
Plains LPG Services, L.P.	Texas
Plains Marketing Bondholder, LLC	Delaware
Plains Marketing CA LLC	Texas
Plains Marketing Canada LLC	Delaware
Plains Marketing, L.P.	Texas
Plains Midstream Canada ULC	British Columbia
Plains Midstream Luxembourg S.a.r.l.	Luxembourg
Plains Midstream Superior LLC	Texas
Plains Oryx Permian Basin LLC	Delaware
Plains Oryx Permian Basin Marketing LLC	Delaware
Plains Oryx Permian Basin Pipeline LLC	Delaware
Plains Pipeline, L.P.	Texas
Plains Pipeline MidCon LLC	Texas
Plains Pipeline Montana LLC	Delaware
Plains Products Terminals LLC	Delaware
Plains Rail Holdings LLC	Delaware
Plains South Texas Gathering LLC	Texas
PMC (Nova Scotia) Company	Nova Scotia
PNGS GP LLC	Delaware
POPB NM Crude II LLC	Delaware
POPBP DE Crude Holdings LLC	Delaware
Rancho LPG Holdings LLC	Delaware
Red River Pipeline Company LLC	Delaware
Rocky Mountain Pipeline Montana LLC	Delaware
St. James Rail Terminal LLC	Delaware
Sunrise Pipeline LLC	Delaware
Western Corridor Pipeline LLC	Delaware